EXHIBIT 23.5

                          Consent of Ernst & Young LLP,

                              Independent Auditors,

                               dated July 21, 2003

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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 28, 2003; with respect to the combined financial statements of Prime Care One, LLC and PC1, LLC and the combined financial statements of Prime Care Two, LLC and PC2, LLC, included in the Post-Effective Amendment No. 2 to the Form S-11 Registration Statement (Form S-11 No. 333-100347) and related prospectus of CNL Retirement Properties, Inc.


/s/ Ernst & Young LLP
Ernst & Young LLP

Indianapolis, Indiana
July 21, 2003